EXECUTION VERSION

HollyFrontier Corporation

$250,000,000 5.875% Senior Securities due 2026

UNDERWRITING AGREEMENT
March 15, 2016
New York, New York
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Wells Fargo Securities, LLC
as Representatives of the several underwriters listed in Schedule I hereto
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Mitsubishi UFJ Securities (USA), Inc.
1633 Broadway, 29th Floor
New York, New York 10019

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:
HollyFrontier Corporation, a Delaware corporation (the “Company”), agrees with you as follows:
1.Issuance of Securities. The Company proposes to issue and sell to Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC (the “Representatives”) and the other underwriters listed on Schedule I hereto (together with the Representatives, the “Underwriters”) $250,000,000 aggregate principal amount of 5.875% Senior Notes due 2026 (the “Securities”). The Securities will be issued pursuant to an indenture (the “Base Indenture”), to be dated as of the Closing Date (as defined herein), as supplemented and amended by a supplemental indenture of even date therewith (the “Supplemental

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Indenture,” and the Base Indenture, as so supplemented and amended, the “Indenture”), each by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms used in this underwriting agreement (this “Agreement”) are defined in Section 13 hereof.
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Company has prepared and previously filed with the Securities and Exchange Commission (the “Commission”) a preliminary prospectus supplement dated March 15, 2016 relating to the Securities and a related prospectus filed November 23, 2015 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated March 15, 2016 (the “Prospectus Supplement”). The filing of any preliminary prospectus by the Company with the Commission was, and the filing of the Prospectus Supplement and the Base Prospectus by the Company with the Commission will be, in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and otherwise) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the Offering (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S‑3 under the 1933 Act, are herein called, collectively, the “Prospectus.”
This Agreement, the Securities and the Indenture are hereinafter sometimes referred to collectively as the “Note Documents.” The issuance and sale of the Securities is referred to as the “Offering.”
2.    Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Company agrees to issue and sell to the Underwriters, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of the Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Securities shall be 98.676% of their principal amount, plus accrued interest, if any, from March 22, 2016 to the Closing Date (as defined below).
3.    Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 a.m., New York time, on March 22, 20160F0F, unless postponed in accordance with the provisions of Section 11(e) hereof (such date and time, the “Closing Date”), at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Underwriters and the Company.
The Securities shall be delivered by the Company to the Underwriters (or as the Underwriters direct) through the facilities of The Depository Trust Company (“DTC”) against payment by the Underwriters of the purchase price therefor by means of wire transfer of immediately available

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funds to such account or accounts specified by the Company in accordance with Section 8(h) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Wells Fargo Securities, LLC, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder. The Securities shall be evidenced by one or more certificates in global form registered in the name of Cede & Co., as nominee of DTC, and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
4.    Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:
(a)    The Company, subject to Section 4(b) hereof, will comply with the requirements of Rule 430B with respect to the Prospectus and Rule 433 with respect to any Issuer Free Writing Prospectus, and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the Offering. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1993 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.
(b)    From the Applicable Time through the Closing Date (or, if later, through the end of the period (the “Prospectus Delivery Period”) during which the Prospectus is required (or, but

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for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the Act or otherwise, and the Company will furnish the Representatives with electronic copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Date (or, if later, through the end of the Prospectus Delivery Period) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)    The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, electronic copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and electronic copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)    The Company has delivered to each Underwriter, without charge, electronic copies of each preliminary prospectus and any amendments or supplements thereto, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), electronic copies of the Pre-Pricing Prospectus and any Issuer Free Writing Prospectus, and such number of printed copies of the Prospectus, and any amendments or supplements to any of the foregoing, as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(e)    Immediately following the execution of this Agreement, the Company will, subject to Section 4(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

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(f)    The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package (as defined below) and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable and the Company will furnish to the Underwriters electronic copies of such amendment or supplement. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the Act or the 1933 Act Regulations, file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters electronic copies of such amendment or supplement.
(g)    The Company will qualify or register the Securities for offering and sale, or obtain an exemption for the Securities to be offered and sold, under the securities laws of such jurisdictions as the Underwriters may request and to continue such qualification or exemption in

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effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
(h)    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(i)    Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay (in addition to any amounts that may be payable pursuant to Section 11(d) hereof) all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Company) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, filing, printing and distribution of the Registration Statement and any amendments thereto (in each case, including all exhibits), each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (ii) all expenses (including travel expenses) of the Company and the Underwriters in connection with any meetings with prospective investors in the Securities (including, without limitation, expenses associated with the production of roadshow slides and graphics, and the production and hosting of any electronic roadshows), (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the offering, purchase, issuance, sale or delivery of the Securities, (iv) the issuance and delivery of the Securities by the Company to the Underwriters (including, for the avoidance of doubt, any issue or transfer taxes payable in connection therewith), (v) the qualification, registration or exemption of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Underwriters relating thereto), (vi) the inclusion of the Securities in the book-entry system of DTC, (vii) the rating of the Securities by rating agencies, (viii) the fees and expenses of the Trustee and its counsel, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with the review, if any, by FINRA, of the terms of the sale of the Securities, and (x) all other costs and expenses incident to the performance of the obligations of the Company under the Note Documents.
(j)    The Company will use the proceeds from the sale of the Securities in the manner described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds.”
(k)    The Company will do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and satisfy all conditions precedent on its part to the delivery of the Securities.
(l)    To comply with its obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book‑entry” transfer and to use its best efforts to obtain approval of the Securities by DTC for “book‑entry” transfer.

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(m)    Prior to the Closing Date, to furnish without charge to the Underwriters, (i) copies of the Company’s internal consolidating statement of income and consolidating balance sheet, each for the most recent monthly period for which it is available, (ii) all reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (iii) such other information as the Underwriters shall reasonably request.
(n)    In connection with the Offering, until the Underwriters shall have notified the Company of the completion of the distribution of the Securities, the Company will not, and will not permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the 1933 Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.
(o)    The Company will not, during the period from the date hereof through and including the business day following the Closing Date, without prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any Subsidiary which are substantially similar to the Securities.
(p)    The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.
(q)    The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit B and otherwise in form and substance satisfactory to the Representatives, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representatives with electronic copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.
5.    Representations and Warranties. (a) The Company represents and warrants to the Underwriters that, as of the date hereof and as of the Closing Date:
(i)    (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of an automatic shelf registration statement. Any written communication that was an offer relating to the Securities made by the Company or any

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person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(ii)    The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on November 23, 2015.
(iii)    At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date, and at any time during the Prospectus Delivery Period, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As of the Applicable Time and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, neither (x) the Pricing Term Sheet, any other Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time and the Pre-Pricing Prospectus as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of any material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the Offering, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

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The representations and warranties in the preceding paragraphs of this Section 5(a)(iii) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 9 hereof, or the Form T-1 by the Trustee.
At the respective times that the Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the Offering.
The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the Offering (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.
The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the Offering.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.
(iv)    The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(v)    As of March 7, 2016, the authorized capital stock of the Company consisted of 320,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 176,582,690 shares of common stock were issued and outstanding and no shares of preferred stock were outstanding. Attached as Schedule II is a true and complete list of each Subsidiary, its jurisdiction of organization, name of its equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are owned, directly or indirectly through Subsidiaries, by the Company free and clear of all liens (other than transfer restrictions imposed by the 1933 Act, or the securities or Blue Sky laws of certain jurisdictions). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement or included in the Offering.
(vi)    Each of the Company and each Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means (x) a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole or (y) a material adverse effect on the ability to consummate the Offering on a timely basis.
(vii)    The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Securities.
(viii)    This Agreement has been duly and validly authorized, executed and delivered by the Company.
(ix)    Each of the Base Indenture and the Supplemental Indenture has been duly and validly authorized by the Company, and, when both the Base Indenture and the Supplemental Indenture have been duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be a legally binding and valid obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights

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generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy Exceptions”); and the Indenture has been duly qualified under the 1939 Act and the Trustee has filed a Form T-1 as an exhibit to the Registration Statement. The Indenture, when both the Base Indenture and the Supplemental Indenture have been executed and delivered, will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.
(x)    The Securities have been duly and validly authorized for issuance and sale to the Underwriters by the Company, and when issued by the Company, authenticated by the Trustee and delivered against payment therefor by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Securities will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Securities, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus.
(xi)    Neither the Company nor any Subsidiary is in (A) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (B) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it (“Governmental Authority”) or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such default) or violation in performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound (collectively, the “Agreements and Instruments”), which breach, default or violation, in the case of clauses (B) or (C), would, if continued, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement to which any of the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xii)    The execution, delivery and performance of the Note Documents and consummation of the Offering does not and will not (A) violate the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation, or bylaws of the Company or any Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, (C) violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Company or any Subsidiary or any of their properties in a proceeding to which any of them or their property is a party or (D) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

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Company or any Subsidiary, which conflicts, breaches, violations or defaults, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xiii)    No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required for the offering, issuance and sale by the Company of the Securities, the execution, delivery and performance of this Agreement and the Note Documents by the Company, or the consummation by the Company of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, authorizations, orders, registrations, filings or qualifications as are required (a) under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or the 1939 Act and have been obtained or made (except for the filing of the Prospectus and the Pricing Term Sheet pursuant to Rules 424(b) and 433, respectively), and (b) state securities or “Blue Sky” laws, and (ii) such consents which, if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xiv)    The public accountants whose report is included in the Registration Statement, the General Disclosure Package and the Prospectus are independent within the meaning of the 1933 Act. The historical financial statements (including the notes thereto) included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S‑X (“Regulation S‑X”) under the 1934 Act, except that the interim financial statements do not include full footnote disclosure. The Company’s ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 503(d) of Regulation S‑K of the Commission. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S‑K of the Commission, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xv)    Since the date as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or otherwise) of the Company or any Subsidiary that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (C) except for the Company's regular dividend of $0.33 per share, announced on February 17, 2016, and payable

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on March 24, 2016 to holders of record of common stock on March 4, 2016, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its equity interests and (D) there has not been any change in the long‑term debt of the Company or any Subsidiary.
(xvi)    No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
(xvii)    Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened.
(xviii)    No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.
(xix)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (i) are conducting and have conducted their businesses, operations and facilities in compliance with any and all applicable foreign, federal, state and local statutes, laws, rules, regulations, ordinances, codes, policies, and rules of common law, and any enforceable administrative or judicial interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the pollution or protection of human health and safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or imposing liability or standards of conduct related thereto, including, without limitation, laws and regulations related to the emission, discharge, release or threatened release, generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received, and maintain in full force and effect, all Permits (as hereinafter defined) required under applicable Environmental Laws to conduct their respective businesses and operations in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) are in compliance with the terms and conditions of any such Permits, (iv) do not have any liability in connection with either noncompliance with Environmental Laws or Permits or with the release into the environment of, or exposure to, any Hazardous Materials, (v) have not received any notice from a governmental authority or any other third party alleging any violation of, or liability pursuant to, Environmental Laws (including, without limitation, liability as a “potentially responsible party” and/or for costs of investigating or remediating sites containing Hazardous Materials and/or for damages to natural resources) and (vi) are not subject to any pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or other legal proceeding under any Environmental Laws, and are not aware of any

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events or circumstances that would reasonably be expected to form the basis of any such legal proceeding. The term “Hazardous Material” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials, constituents or wastes or petroleum, petroleum products and their breakdown constituents, asbestos-containing materials, urea formaldehyde insulation, mold, or any other material or substance regulated under Environmental Laws.
(xx)    As of the Closing Date, the Company and each of its subsidiaries have such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authority (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and except for such Permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and as of the Closing Date, the Company and each of its subsidiaries will have fulfilled and performed all its material obligations with respect to such Permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxi)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as of the Closing Date, the Company and its subsidiaries, as the case may be, will have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by the Company and its subsidiaries, as the case may be, free and clear of all (A) liens and security interests or (B) other claims and other encumbrances (other than liens or security interests) except (i) as otherwise described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) such as do not interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package and the Prospectus, provided that, with respect to any real property and buildings held under lease by the Company and its subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not interfere with the use of the properties of the Company and its subsidiaries, taken as a whole, as they have been used in the past as described in the Registration Statement, the General Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxii)    The Company and each Subsidiary owns, possesses or has the right to employ any patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) that are material to the conduct of the business of the Company and its

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subsidiaries taken as a whole as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxiii)    The Company and the Subsidiaries have filed (or have obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and have timely paid all taxes whether or not shown to be due pursuant to such returns, other than those (A) which, if not paid, would not reasonably be expected to have a Material Adverse Effect or (B) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
(xxiv)    Neither the Company nor any Subsidiary has any liability for, or knowledge of any existing circumstances that could reasonably be expected to result in, any prohibited transaction (within the meaning of Section 406 of ERISA), any failure to meet the minimum funding standard set forth in Sections 412 of the Internal Revenue Code (the “Code”) and 303 of ERISA, whether or not waived, any unpaid minimum required contribution under Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code, or any tax resulting from failure to pay any such minimum required contributions under Section 4971 of the Code, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any Subsidiary makes or has ever been required to make any contributions or has any liability whether absolute or contingent (the “Plans”). With respect to the Plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA and the Code and no Plans are currently, or to the Company or any Subsidiary’s knowledge will be, at-risk (within the meaning of Section 303 of ERISA or Section 430 of the Code) or in endangered or critical status (within the meaning of Section 305 of ERISA or Section 432 of the Code).
(xxv)    The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be (i) an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “public utility company”, “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.
(xxvi)    The statements in the Pre-Pricing Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations”, “Description of Notes” and “Legal matters” fairly summarize the matters therein described in all material respects.
(xxvii)    Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated

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or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transaction, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(xxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxix)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, “Sanctions”)), nor is the Company, or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since July 1, 2011, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(xxx)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with

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GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(xxxi)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xxxii)    Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the 1933 Act) has, directly or through any person acting on its or their behalf (other than any Underwriter, as to which no representation is made), taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxxiii)    Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Pre-Pricing Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(xxxiv)    No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in any of the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xxxv)    Except as described in the section entitled “Underwriting” in the Pre-Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Company, any Subsidiary or any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

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(xxxvi)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxxvii)    The Company and the Subsidiaries (i) maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated, or (ii) self-insure against certain of those risks as market conditions require. None of the Company or the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all material insurance policies are outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.
(xxxviii)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxxix)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of such “affiliates” or “associated persons”; and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its Subsidiaries, on one hand, and any Underwriter or any such “affiliates” or “associated persons”, on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated herein or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.
(xl)    The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein or any amendments or supplements to any of the foregoing and

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of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.
(xli)    Without limitation to the provisions of Section 14 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 14).
(b)    Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate.
The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.
6.    Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, the affiliates (for purposes of this Section 6 and Section 7, below, as such term is defined in Rule 405 under the 1933 Act), agents, employees, officers and directors of each Underwriter and the affiliates, agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise insofar as such Losses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus (including, but not limited to, any electronic roadshow), the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Pre-Pricing Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

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(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, the agents, employees, officers and directors of the Company and of any such controlling person from and against any and all Losses to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise insofar as such Losses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Underwriter made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Pre-Pricing Prospectus or the Prospectus. The Company and the Underwriters acknowledge that the information described in Section 9 is the only information furnished in writing by the Underwriters to the Company expressly for use in the Pre-Pricing Prospectus or the Prospectus.
(c)    Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An

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indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
7.    Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Company are to (y) the total discount and commissions received by the Underwriters. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Underwriter pursuant to this Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each director, officer, employee, affiliate and agent of any Underwriter shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought

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from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld. The contribution obligations of the Underwriters under this Section 7 are several in proportion to their respective purchase obligations with respect to the Securities and not joint.
8.    Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:
(a)    All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Company shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it at or prior to the Closing Date. The Underwriters shall have received a certificate, dated the Closing Date, signed by the chief executive officer and chief financial officer or treasurer of the Company, certifying as to the foregoing and to the effect in Section 8(c).
(b)    The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.
(c)    At the Applicable Time, the Securities shall have the rating disclosed in the Pricing Term Sheet, and subsequent to the earlier of (x) the Applicable Time and (y) the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(d)    The Underwriters shall have received on the Closing Date opinions dated the Closing Date, addressed to the Underwriters, of (i) Vinson & Elkins LLP, counsel to the Company, and (ii) Denise C. McWatters, general counsel of the Company, substantially in the form of Exhibits A‑1 and A‑2 attached hereto.
(e)    The Underwriters shall have received on the Closing Date an opinion dated the Closing Date of Latham & Watkins LLP, counsel to the Underwriters, in form and substance

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satisfactory to the Representatives. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.
(f)    On the date hereof, the Underwriters shall have received a “comfort letter” from the independent public accountants for the Company, dated the date of this Agreement, addressed to the Underwriters and in form and substance satisfactory to the Representatives and counsel to the Underwriters, covering the financial and accounting information in the Registration Statement, the General Disclosure Package and any Issuer Free Writing Prospectus (other than any electronic roadshow) and any amendment or supplement to any of the foregoing. In addition, the Underwriters shall have received a “bring‑down comfort letter” from the independent public accountants for the Company, dated as of the Closing Date, addressed to the Underwriters and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic roadshow) and the Prospectus and any amendment or supplement to any of the foregoing and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date, and otherwise in form and substance satisfactory to the Representatives and counsel to the Underwriters.
(g)    The Company and the Trustee shall have executed and delivered the Base Indenture and the Supplemental Indenture and the Underwriters shall have received copies thereof.
(h)    The Underwriters shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.
(i)    All agreements set forth in the blanket representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book‑entry” transfer shall have been complied with.
(j)    The Underwriters shall have received (i) a ratings confirmation letter from Moody’s Investors Service, Inc. confirming the rating disclosed in the Pricing Term Sheet, and (ii) a ratings confirmation letter from Standard & Poor’s Ratings Group, Inc. confirming the rating disclosed in the Pricing Term Sheet.
If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Underwriters), this Agreement may be terminated by the Underwriters on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party (except as provided in Section 11(d) hereof).
The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Underwriters on the Closing Date.
9.    Underwriters Information. The Company and the Underwriters severally acknowledge that, for all purposes (including Sections 5(a)(iii) and 6), the statements regarding the

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concession and reallowance set forth in the third paragraph, the statements regarding stabilization, syndicate covering transactions and penalty bids set forth in the fifth and sixth paragraphs (but only insofar as such statements concern the Underwriters), and the information regarding market making by the Underwriters set forth in the third sentence of the eighth paragraph under “Underwriting” in the Pre-Pricing Prospectus and the Prospectus constitute the only information furnished in writing by or behalf of any Underwriter expressly for use in the General Disclosure Package and the Prospectus.
10.    Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(i) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The agreements contained in Sections 4(i), 6, 7, 9, 11(d), 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 shall survive the termination of this Agreement, including any termination pursuant to Section 8 or Section 11 hereof.
11.    Effective Date of Agreement; Termination. (a)  This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
(b)    The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Underwriters, without liability (other than with respect to Sections 6 and 7) on the Underwriters’ part to the Company or any affiliate thereof if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Company pursuant to Section 8 is not fulfilled when and as required; (iii) trading in any securities of the Company shall be suspended or limited by the Commission or the New York Stock Exchange; (iv) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, FINRA, or by such exchange or other regulatory body or governmental authority having jurisdiction; (v) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred; (vi) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Representatives’ judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package; or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Representatives’ judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.
(c)    Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.

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(d)    If this Agreement shall be terminated pursuant to Section 11(b)(i), (ii) or (iii), the Company will reimburse the Underwriters for all of their reasonable out‑of‑pocket expenses (including, without limitation, the fees and expenses of the Underwriters’ counsel) incurred in connection with this Agreement and the transactions contemplated hereby.
(e)    If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.
12.    Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed in writing to c/o Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax no. (646) 291-1469, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Transaction Management / Legal, fax no. (646) 855-5958, and Mitsubishi UFJ Securities (USA), Inc., at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020-1001, Attention: Capital Markets Group, fax no. (646) 434-3455, and Wells Fargo Securities, LLC, at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, fax no. (704) 410-0326, with a copy for information purposes only to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (fax number: 212-751-4864), Attention: Jonathan R. Rod, Esq.; and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to HollyFrontier Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas, 75201, (telephone: (214) 871-3555, fax: (214) 242-5063), Attention: General Counsel, with a copy for information purposes only to Vinson & Elkins L.L.P., Trammell Crow Center, 2001 Ross Avenue, Suite 2700, Dallas TX 75201-2975 (fax: (214) 220-7716), Attention: Alan Bogdanow, Esq.
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; upon sender's receipt of an acknowledgement from the intended recipient, when electronically delivered; and one business day after being timely delivered to a next‑day air courier.

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13.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“Applicable Time” means 4:00 p.m. (New York City time) on March 15, 2016, or such other time as agreed by the Company and the Representatives.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, and all free writing prospectuses that are listed in Annex A hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Annex A hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the Offering that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.
“Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333- 208155) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.
“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430B,” and “Rule 433” refer to such rules under the 1933 Act.
“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the

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Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.
“Subsidiary” means any entity of which, at the time of determination, the Company or one or more of its Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of voting stock or the outstanding partnership or similar interests, and any limited partnership (i) of which the Company or any one of its Subsidiaries is a general partner and (ii) which is consolidated with the Company for financial reporting purposes; provided that each of Holly Logistic Services, L.L.C. and Holly Energy Partners, L.P., and each of their respective Subsidiaries, shall be deemed not to be a “Subsidiary” for so long as Holly Energy Partners, L.P. is not wholly owned, directly or indirectly, by the Company.
“1933 Act” means the Securities Act of 1933, as amended.
“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.
“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.
“1940 Act” means the Investment Company Act of 1940, as amended.
All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
14.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing

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prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Annex A hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Annex A hereto are Permitted Free Writing Prospectuses.
15.    Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Underwriters.
16.    CONSTRUCTION; GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
17.    Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
18.    Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.
19.    Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.
20.    No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Company further acknowledges that each of the Underwriters is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the

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parties intend that any Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that such Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Underwriter to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
21.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
[Signature Pages Follow]

If the foregoing Underwriting Agreement correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters.

HOLLYFRONTIER CORPORATION

By:	/s/ Stephen D. Wise
Name:	Stephen D. Wise
Title:	Vice President and Treasurer

Confirmed and accepted as of the date first above written:

By:	CITIGROUP GLOBAL MARKETS INC. as a Representative of the several Underwriters

By:	/s/ Adam D. Bordner Name: Adam D. Bordner Title: Vice President
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
as a Representative of the several Underwriters

By:	/s/ Kevin Wehler Name: Kevin Wehler Title: Managing Director

By:	MITSUBISHI UFJ SECURITIES (USA), INC. as a Representative of the several Underwriters

By:	/s/ Richard Testa Name: Richard Testa Title: Managing Director

By:	WELLS FARGO SECURITIES, LLC as a Representative of the several Underwriters

By:	/s/ Carolyn Hurley Name: Carolyn Hurley Title: Director

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ANNEX A
List of each Issuer General Use Free Writing Prospectus
1.    Term sheet containing the terms of the Securities, substantially in the form of Exhibit B.

Schedule I

Underwriter	Principal Amount of Securities to Be Purchased
Citigroup Global Markets Inc.	$37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$37,500,000
Mitsubishi UFJ Securities (USA), Inc.	$37,500,000
Wells Fargo Securities, LLC	$37,500,000
PNC Capital Markets LLC	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
SunTrust Robinson Humphrey, Inc.	$15,000,000
TD Securities (USA) LLC	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
BBVA Securities Inc.	$3,750,000
Deutsche Bank Securities Inc.	$3,750,000
Fifth Third Securities, Inc.	$3,750,000
Goldman, Sachs & Co.	$3,750,000
Scotia Capital (USA) Inc.	$3,750,000
Capital One Securities, Inc.	$3,125,000
Comerica Securities, Inc.	$3,125,000
Total	$250,000,000

Schedule II

Subsidiary	Jurisdiction of Organization	Equity Holder and % Held by Each
Black Eagle, LLC	Delaware	HollyFrontier Corporation (100%)
Eagle Consolidation LLC	Delaware	HollyFrontier Corporation (100%)
El Paso Operating LLC	Delaware	HollyFrontier Corporation (100%)
Ethanol Management Company LLC	Delaware	HollyFrontier Corporation (100%)
Frontier Pipeline LLC	Delaware	HollyFrontier Corporation (100%)
Frontier Refining & Marketing LLC	Delaware	HollyFrontier Corporation (100%)
Holly Biofuels, LLC	Delaware	HollyFrontier Corporation (100%)
Holly Petroleum, Inc.	Delaware	HollyFrontier Corporation (100%)
Holly Realty, LLC	Delaware	HollyFrontier Corporation (100%)
Holly Refining Communications, Inc.	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Asphalt Company LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Cheyenne Refining LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier El Dorado Refining LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Holdings LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Navajo Refining LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Payroll Services, Inc.	Delaware	HollyFrontier Corporation (100%)

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HollyFrontier Refining & Marketing LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Services LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Transportation LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Tulsa Refining LLC	Delaware	HollyFrontier Corporation (100%)
HollyFrontier Woods Cross Refining LLC	Delaware	HollyFrontier Corporation (100%)
Hollymarks, LLC	Delaware	HollyFrontier Corporation (100%)
HRM Realty, LLC	Delaware	HollyFrontier Corporation (100%)
Lea Refining Company	Delaware	HollyFrontier Navajo Refining LLC (100%)
Navajo Holdings, Inc.	New Mexico	HollyFrontier Corporation (100%)
Navajo Pipeline Co., L.P.	Delaware	Navajo Pipeline LP, L.L.C. (99.5%) and Navajo Pipeline GP, L.L.C. (0.5%)
Navajo Pipeline GP, L.L.C.	Delaware	Navajo Holdings, Inc. (100%)
Navajo Pipeline LP, L.L.C.	Delaware	Navajo Holdings, Inc. (100%)
Wainoco Resources, Inc.	Delaware	HollyFrontier Corporation (100%)
Wainoco Oil and Gas Company	Delaware	Wainoco Resources, Inc. (100%)
Whispering Eagle Holdings LLC	Delaware	HollyFrontier Corporation (100%)

Exhibit A‑1
FORM OF OPINION OF COMPANY COUNSEL4F4F
The opinion of Vinson & Elkins L.L.P., counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(d) of the Underwriting Agreement shall be to the effect that:
(i)    Each of the Company, HollyFrontier Refining & Marketing LLC (“HFRM”), HollyFrontier Cheyenne Refining LLC (“Cheyenne Refining”), HollyFrontier El Dorado Refining LLC (“El Dorado Refining”), HollyFrontier Navajo Refining LLC (“Navajo Refining”), HollyFrontier Tulsa Refining LLC (“Tulsa Refining”) and HollyFrontier Woods Cross Refining (“Woods Cross Refining,” and together with HFRM, Cheyenne Refining, El Dorado Refining, Navajo Refining and Tulsa Refining, the “Opinion Subsidiaries”) (a) is a corporation or a limited liability company validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority to own its property and carry on its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (c) is qualified to do business and is in good standing in the jurisdictions set forth beside its name on Annex A to this opinion.
(ii)    The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents and to consummate the Offering and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Securities.
(iii)    The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.
(iv)    Each of the Base Indenture and the Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company, and the Indenture is a legally binding and valid obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.
(v)    The Securities have been duly and validly authorized and executed and, when authenticated by the Trustee and delivered by the Company against payment therefor by the Underwriters in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.
(vi)    The execution, delivery and performance by the Company of the Note Documents and the consummation of the Offering do not (i) violate the charter, bylaws or other constitutive documents of the Company or the Opinion Subsidiaries, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), or the creation or imposition of a lien, charge or encumbrance on any property or assets

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of the Company or the Opinion Subsidiaries under any agreement listed as an exhibit (whether or not incorporated by reference) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, or any Current Report on Form 8-K filed during 2016 prior to the delivery of this opinion or (iii) violate any law, statute, rule or regulation of the United States or the States of New York and Texas or the Delaware General Corporation Law or any judgment, order or decree of any Governmental Authority known to such counsel to be applicable to the Company or the Opinion Subsidiaries (excluding for purposes of this clause (iii) any securities or anti-fraud law). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(vii)    No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Note Documents and the consummation of the transactions contemplated thereby, except (A) such as have been or will be obtained or made on or prior to the Closing Date, (B)  for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) as disclosed in the Pre-Pricing Prospectus and the Prospectus.
(viii)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, required to be registered as an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.
(ix)    The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.
(x)    Each of the Indenture and the Securities conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.
(xi)    The statements under the captions “Material U.S. Federal Income Tax Considerations” in the Pre-Pricing Prospectus and the Prospectus, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects.
(xii)    The Registration Statement, at the Applicable Time, including the information deemed to be a part thereof pursuant to Rule 430B under the 1933 Act, and the Prospectus, as of its date (in each case, other than the financial statements and the notes thereto incorporated by reference therein and the other financial and accounting data, as to which no opinion need to be rendered), each complied, on its face, as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the documents incorporated or deemed to be incorporated by reference in the Pre-Pricing Prospectus and the Prospectus (other than the financial statements and the notes thereto and the other financial and accounting data, as to which no opinion need be rendered), when they were filed with the Commission, assuming the accuracy of the statements thereof, each complied, on its face, as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

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(xiii)    To our knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits thereto that are not described or filed as required by the 1933 Act.
(xiv)    (i) The Registration Statement became effective under the 1933 Act on November 23, 2015; (ii) to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; (iii) any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule; and (iv) any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).
We have participated in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus. From time to time we have had discussions with officers, directors and employees of the Company, the independent accountants who examined the consolidated financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, and the Underwriters at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. We have not independently verified and do not assume responsibility for, the accuracy, completeness or fairness (except as set forth in paragraphs (x), (xi) and (xiii) above) of the information contained in the Registration Statement, the General Disclosure Package and the Prospectus. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that (i) any part of the Registration Statement, on the most recent effective date under the 1933 Act of the Registration Statement or any amendment thereto (including the Rule 430B Information), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or as of the date of this letter, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial and accounting data included in the Registration Statement, the General Disclosure Package or the Prospectus, or the Form T-1 filed as an exhibit to the Registration Statement).

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Exhibit A‑2
FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY
The opinion of Denise C. McWatters, General Counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(d) of the Underwriting Agreement shall be to the effect that:
(i)    to the knowledge of such counsel, none of the offering, issuance and sale by the Company of the Securities, the execution delivery and performance of the Note Documents by the Company, or the consummation of the transactions contemplated thereby constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), or require consent or waiver under any agreement or lease or other instrument to which the Company or any of its properties may be bound, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and which, on the Closing Date, will be in full force and effect;
(ii)    to the knowledge of such counsel, none of the offering, issuance and sale by the Company of the Securities, the execution delivery and performance of the Note Documents by the Company, or the consummation of the transactions contemplated thereby constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), or require consent or waiver under, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body directed to the Company or any of its properties in a proceeding to which the Company or its property is a party which breach, violation or default would reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement);
(iii)    to the knowledge of such counsel, the Company is not in (i) violation of its certificate or articles of incorporation or bylaws or other organizational documents, or (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which violation or breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement); and
(iv)    to the knowledge of such counsel, there are no pending or threatened actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
I, or an attorney in my department who reports to me, have participated in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus. From time to time I have had discussions with officers, directors and employees of the Company, the independent accountants who examined the consolidated financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, and the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. I have not independently verified and am not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement, the General Disclosure Package and the Prospectus. Based upon the participation and discussions described above, however, no facts have come to my attention that cause me to believe that (i) any part of the Registration Statement, on the most recent effective date under the 1933 Act of the Registration Statement or any amendment thereto (including the Rule 430B Information), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or as of the date of this letter, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial and accounting data included in the Registration Statement, the General Disclosure Package or the Prospectus, or the Form T-1 filed as an exhibit to the Registration Statement).

Exhibit B
HollyFrontier Corporation

Pricing Term Sheet

[TO BE ATTACHED]

Filed Pursuant to Rule 433
Registration No. 333-208155
March 15, 2016
HOLLYFRONTIER CORPORATION
Pricing Term Sheet
$250,000,000 5.875% Senior Notes due 2026

Issuer:	HollyFrontier Corporation
Ratings: (Moody’s / S&P)*:	Baa3 / BBB-
Ratings Outlooks: (Moody’s / S&P)*:	Stable / Stable
Security Type:	Senior Unsecured Notes
Pricing Date:	March 15, 2016
Settlement Date:
March 22, 2016 (T+5)
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, investors who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Investors who wish to trade the notes on the date of pricing or the next succeeding business day should consult their own advisor.

Maturity Date:	April 1, 2026
Interest Payment Dates:	April 1 and October 1, beginning October 1, 2016
Principal Amount:	$250,000,000
Benchmark:	1.625% due February 15, 2026
Benchmark Price / Yield:	96-30+ / 1.965%
Spread to Benchmark:	+ 400 bps
Yield to Maturity:	5.965%
Coupon:	5.875%
Public Offering Price:	99.326% of the principal amount

Optional Redemption:
Prior to January 1, 2026 (the “Par Call Date”), the notes will be redeemable, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes that would have been made if the notes matured on the Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date.
On or after the Par Call Date, the notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

CUSIP / ISIN:	436106 AA6 / US436106AA64
Joint Book-Running Managers:
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Wells Fargo Securities, LLC
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Senior Co-Managers:	BBVA Securities Inc. Deutsche Bank Securities Inc. Fifth Third Securities, Inc. Goldman, Sachs & Co. Scotia Capital (USA) Inc.
Co-Managers:	Capital One Securities, Inc. Comerica Securities, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Citigroup Global Markets Inc., toll-free at 1-800-831-9146, or by emailing

prospectus@citi.com; Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll-free at 1-800-294-1322, or by emailing dg.prospectus_requests@baml.com; Mitsubishi UFJ Securities (USA), Inc., toll-free at 1-877-649-6848; or Wells Fargo Securities, LLC, toll-free at 1-800-645-3751, or by emailing wfscustomerservice@wellsfargo.com.
This pricing term sheet supplements and updates the information contained in HollyFrontier Corporation’s preliminary prospectus supplement, dated March 15, 2016, relating to its prospectus dated November 20, 2015. Capitalized terms used herein but not defined have the meanings given to them in such preliminary prospectus supplement.